                                                                   Exhibit 10.46

                                   PLUMAS BANK
                             1991 STOCK OPTION PLAN

1. PURPOSE

      The purpose of the 1991 Stock Option Plan is to strengthen Plumas Bank (the "Bank") and those corporations which are or hereafter become subsidiary corporations of the Bank by providing an additional means of attracting and retaining competent managerial personnel and by providing to participating officers and management level employees added incentive for high levels of performance. The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such officers and key employees may purchase shares of the common stock of the Bank pursuant to options granted in accordance with this Plan.

      Options granted pursuant to this Plan are intended to be "Incentive Stock Options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or "non-qualified" stock options, as shall be determined and designated upon the grant of each option hereunder.

2. ADMINISTRATION

      This Plan shall be administered by a committee (the "Stock Option Committee") consisting of certain members of the Board of Directors who from time to time shall be selected by the Board. Any action of the Stock Option Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or to the unanimous written consent, of its members. If no Stock Option Committee is selected, the Board of Directors as a whole shall act as such Committee. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors. With regard to the granting of a stock option to a member of the Board of Directors or to a member of a Stock Option Committee, such member must abstain from voting.

      Subject to the express provisions of the Plan, the Stock Option Committee (or Board of Directors if applicable) shall have the authority to construe and interpret the Plan, define the terms used therein, prescribe, amend, rescind rules and regulations relating to administration of the Plan, and make all other determinations necessary or advisable for administration of the Plan. Determinations of the Stock Option Committee (or Board of Directors if applicable) on matters referred to in this section shall be final and conclusive.

3. INCENTIVE STOCK OPTIONS

      (a) Incentive Stock Options granted under this Plan are intended to be qualified under Section 422A of the Internal Revenue Code, as amended from time to time (the "Code"). Each Incentive Stock Option Agreement shall contain such terms and provisions as the Stock Option Committee may determine to be necessary in order to qualify options granted thereunder as incentive stock options within the meaning of Section 422A of the Code.

      (b) Full-time salaried officers and key employees of the Bank or of subsidiary corporations (as that term is defined in Section 425 of the Code), shall be eligible for selection to participate in the incentive stock option portion of the Plan. No director of the Bank who is not also a full-time salaried officer or key employee of the Bank or a subsidiary corporation, may be granted an incentive stock option hereunder. Subject to the express provisions of the Plan, the Stock Option Committee shall select from the eligible class of employees and make recommendations to the Board of Directors concerning the individuals to whom incentive stock options shall be granted, the terms and provisions of the respective incentive stock option agreements, the times at which such incentive stock options shall be granted, and the number of shares subject to each incentive option. An individual who has been granted an incentive stock option hereunder may, if he or she is otherwise eligible, be granted additional incentive stock options if the Board of Directors shall so determine.

      (c) The Board of Directors shall determine the individuals who shall receive incentive stock options and the terms and provisions of the incentive stock options, and shall grant such incentive stock options to such individuals. Notwithstanding the above, however, the Board of Directors may delegate to the Stock Option Committee the power to determine the individuals who shall receive options, the terms and provisions of such incentive stock options to such individuals.

      (d) Except as described in subsection (f) below, the Board of Directors or the Stock Option Committee, if authorized, shall not grant an incentive stock option to purchase shares of the Bank's common stock to any individual who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Bank or its parent or subsidiary corporation. The attribution rules of Section 425(d) of the Code shall apply in the determination of ownership of stock for these purposes.

      (e) The aggregate fair market value (determined as of the time the incentive stock option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under any other incentive stock option plan of the Bank and its subsidiary corporations, if any) shall not exceed $100,000, plus any greater amount as may be permitted under subsequent amendments to the Internal Revenue Code of 1986.

      (f) The purchase price of stock subject to each incentive stock option shall be determined by the Board of Directors (or the Stock Option Committee if authorized), but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted, except for officers and key employees who at the time of the grant own more than 10 percent of the total combined voting power of all classes of stock of the Bank or its parent or subsidiary corporation (as defined in Section 422A of the Code), in which case the purchase price of the stock shall not be less than 110 percent of the fair market value of such stock at the time such option is granted and the term of such option shall be for no more than 5 years. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2. The purchase price of any shares purchased shall be paid in full in cash at the time of each said purchase.

      (g) The number of shares subject to outstanding stock options (including both incentive and non-qualified stock options) held by any single optionee may not exceed ten percent (10%) of the total outstanding shares of the Bank's common stock.

4. NON-QUALIFIED STOCK OPTIONS

      (a) All options granted which are (i) in excess of the fair market value limitations set forth in Section 3(e) hereof, (ii) designated at the time of the grant as "non-qualified", or (iii) intended to be incentive stock options but do not meet the requirements of incentive stock options, shall be deemed non-qualified stock options. Non-qualified stock options granted hereunder shall be so designated in the Stock Option Agreement entered into between the Bank and the Participant.

      (b) Directors, full-time salaried officers and key employees of the Bank or of a subsidiary corporation shall be eligible for selection to participate in the non-qualified stock option portion of the Plan. Subject to the express provisions of the Plan, the Stock Option Committee shall (i) select from the eligible class of individuals to whom non-qualified stock options shall be granted, (ii) determine the discretionary terms and provisions of the respective non-qualified stock option agreements (which need not be identical), (iii) determine the times at which such non-qualified stock options shall be granted, and (iv) determine the number of shares subject to each non-qualified stock option. An individual who has been granted a non-qualified stock option may, if he or she is otherwise eligible, be granted additional non-qualified stock options if the Board of Directors shall so determine.

      (c) The Board of Directors shall determine the individuals who shall receive non-qualified stock options and the terms and provisions of the non-qualified stock options, and shall grant such non-qualified stock options to such individuals. Notwithstanding the above, however, the Board of Directors may delegate to the Stock Option Committee the power to determine the individuals who shall receive non-qualified stock options, the terms and provisions of such non-qualified stock options, and to grant non-qualified stock options to such individuals.

      (d) The purchase price of stock subject to each non-qualified stock option shall be determined by the Board of Directors (or the Stock Option Committee, if authorized), but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation 20.2031-2. The purchase price of any shares purchased shall be paid in full in cash at the time of each purchase.

      (e) The number of shares subject to outstanding stock options (including both incentive and non-qualified and stock options) held by the single optionee may not exceed ten percent (10%) of the total outstanding shares of the Bank's common stock.

      Notwithstanding anything to the contrary contained herein, any option grant to a director of the Bank pursuant to this Plan shall be made subject to the following terms and conditions:

      (i) Each non-employee director may be granted non-qualified stock options pursuant to this Plan to purchase a maximum of 3,000 shares of the Bank's common stock for all such options, and each employee director may be granted incentive stock options and non-qualified stock options pursuant to this Plan to purchase a maximum of 15,000 shares of the Bank's common stock for all such options, subject to adjustments provided in Section 12 of this Plan;

      (ii) Options granted shall vest and become exercisable as to 1/5 of the total number of option shares granted on the first anniversary date of the option grant, as to an additional 1/5 of the total number of option shares granted on the second anniversary date of the option grant, as to an additional 1/5 of the total number of option shares granted on the third anniversary date of the date of the option grant, as to an additional 1/5 of the total number of option shares granted on the fourth anniversary date of the date of the option grant and the remaining 1/5 of the total number of option shares on the fifth anniversary of the date of the option grant. Vesting of such options may accelerate in accordance with Section 13. If a director shall not on any anniversary purchase all the shares which such optionee is entitled to purchase, such optionee's right to purchase any shares not purchased on such anniversary shall continue until expiration or termination of such option,

      (iii) The term of any option shall be 10 years from the time of the option grant, and

      (iv) The maximum aggregate number of shares which may be granted to, (i) non-employee directors pursuant to this Plan is 33,000, and (ii) to employee directors is 30,000. In the event that options granted under this paragraph to directors shall for any reason terminate, lapse, be forfeited or expire without being exercised, the shares subject to such unexercised options may be granted to directors subject to the limitations in this paragraph.

5. STOCK SUBJECT TO THE PLAN

      Subject to adjustments as provided in Section 12, hereof, the stock to be offered under the Plan shall be shares of the Bank's authorized but unissued common stock (hereinafter called "stock") and the aggregate amount of stock to be delivered upon exercise of all options granted under this Plan shall not exceed 97,950 shares (which amount may not exceed 30 percent of the total outstanding shares of the same class and series of the Bank). If any option shall be cancelled, surrendered or expire for any reason without having been exercised in full, the underlying shares subject thereto shall again be available for purposes of this Plan.

6. CONTINUATION OF EMPLOYMENT

      Nothing contained in the Plan (or in any option agreement) shall obligate the Bank or any subsidiary corporation to employ any option holder ("Optionee") for any period or interfere in any way with the right of the Bank or a subsidiary corporation to reduce the Optionee's compensation. However, the Bank may not change the terms of any option which would lessen the value of such option without the approval of the Optionee.

7. EXERCISE OF OPTIONS

      No option shall be exercisable until all necessary regulatory and shareholder approvals are obtained. Except as otherwise provided in this section, each option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Board of Directors (or the Stock Option Committee, if authorized) shall determine, provided, however, that if an Optionee shall not in any given installment period purchase all of the shares which the Optionee is entitled to purchase in such installment period, the Optionee's right to purchase any shares not purchased in such installment period shall continue until expiration or termination of such option. Fractional share interests shall be disregarded, except that they may be accumulated. Not less than ten (10) shares may be purchased under the option. Options may be exercised by written notice delivered to the Bank stating the number of shares with respect to which the option is being exercised, together with the full purchase price for such shares. Payment of the option price in full, for the number of shares to be delivered, must be made in cash. If the option is being exercised by any person other than the Optionee, said notice shall be accompanied by proof, satisfactory to counsel for the Bank, of the right of such person to exercise the option. Optionees will have no rights as stockholders with respect to stock of the Bank subject to their Stock Option Agreements until the date of issuance of stock certificates to them.

8. NONTRANSFERABILITY OF OPTIONS

      Each option shall, by its terms, be nontransferable by the Optionee other than by Will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by the Optionee.

9. CESSATION OF DIRECTORSHIP OR EMPLOYMENT

      Except as provided in Section 10 and 20 hereof, if an Optionee ceases to be a director of the Bank (with respect to an option granted to non-employee director) or an employee (with respect to an option other than a non-employee director option) of the Bank or a subsidiary corporation for any reason other than his disability (as defined in Section 105(d)(4) of the Code) or death, the Optionee's option shall expire 90 days after the date of termination of directorship or employment. During the period after cessation of directorship or employment, such option shall be exercisable only as to those installments, if any, which have accrued and/or vested as of the date on which the Optionee ceased to be a director or employed by the Bank or a subsidiary corporation.

10. TERMINATION OF EMPLOYMENT FOR CAUSE

      If the Stock Option Agreement so provides and if an Optionee's directorship or employment by the Bank or a subsidiary corporation is terminated for cause, the Optionee's option shall expire immediately, provided, however, the Board of Directors may, in its sole discretion, within thirty (30) days of such termination, reinstate the option by giving written notice of such reinstatement to the

Optionee at the Optionee's last known address. In the event of reinstatement, the Optionee may exercise the option only to such extent, for such time, and upon such terms and conditions as if he had ceased to be a director or ceased to be employed by the Bank or a subsidiary corporation upon the date of such termination for a reason other than cause or death. Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith.

11. DISABILITY OR DEATH OF OPTIONEE

      If any Optionee dies while being a director or employee of the Bank or a subsidiary corporation, the option shall expire one (1) year after the date of such death, except as provided in Section 20 hereof. After such death but before such expiration, the persons to whom the Optionee's rights under the option shall have passed by Will or by the applicable laws of descent and distribution or the executor or administrator of Optionee's estate shall have the right to exercise such option to the extent that installments, if any, had accrued and/or vested as of the date on which the Optionee ceased to be a director or employed by the Bank or a subsidiary corporation.

      If the Optionee shall terminate his or her directorship or employment because of disability (as defined in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended from time to time), the Optionee may exercise this option to the extent he or she is entitled to do so at the date of termination, at any time within one year of the date of termination, except as provided in
Section 20.

      If any Optionee dies or becomes disabled during the 90 day period referred to in Section 9 hereof, the option shall expire one (1) year after the date of such death or disability, except as provided in Section 20.

12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

      If the outstanding shares of the stock of the Bank are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Bank through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Bank, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any adjustment under the Section shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under the Plan on account of any such adjustment, and fractional share-interests shall be disregarded, except that they may be accumulated.

13. TERMINATING EVENTS

      A Terminating Event shall be defined as any one of the following events;
(i) dissolution or liquidation of the Bank, (ii) a reorganization, merger or consolidation of the Bank with one or more corporations, the result of which (A) the Bank is not the surviving corporation or (B) the Bank becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own directly or indirectly, over 80% of the aggregate voting power of all outstanding equity securities of the Bank), (iii) a sale of substantially all the assets of the Bank to another corporation, or (iv) a sale of the equity securities of the Bank representing more than 80% of the aggregate voting power of all outstanding equity securities of the Bank to any person or entity, or any group of persons and/or entities acting in concert. Upon a Terminating Event (i) the Bank shall deliver to each Optionee no less than 30 days prior to the Terminating Event, written notification of the Terminating Event and the Optionee's right to exercise all options granted pursuant to this Plan, whether or not vested under this Plan or applicable Stock Option Agreement, and (ii) all outstanding options granted pursuant to this Plan shall completely vest and become immediately exercisable as to all shares granted pursuant to the option immediately prior to such Terminating Event. This right of exercise shall be conditional upon the execution of a final plan of dissolution or liquidation or a definitive agreement of consolidation or merger, as appropriate. Upon the occurrence of the Terminating Event all outstanding options and the Plan shall terminate, provided however that any outstanding options not exercised as of the occurrence of the Terminating Event shall not terminate if there is a successor corporation which assumes the outstanding options or substitutes for such options, new options covering the stock of the successor corporation with appropriate adjustments as to the number and kind of shares and prices.

14. AMENDMENT AND TERMINATION

      The Board of Directors of the Bank may at any time suspend, amend, or terminate the Plan and may, with the consent of the Optionee, make such modification of the terms and conditions of the option as it shall deem advisable; provided that, except as permitted under the provisions of Sections 7, 12 and 13 hereof, no amendment or modification which would:

      (a) increase the maximum number of shares which may be purchased pursuant to options granted under the Plan either in the aggregate or by an individual,

      (b)   change the minimum option price;

      (c)   increase the maximum term of options provided for herein,

      (d) permit options to be granted to anyone other than a director, full-time salaried officer (including a full-time salaried officer director) or key employee of the Bank or a subsidiary corporation; or

      (e)   change the conditions of an option grant to a director

may be adopted without the Bank having first obtained any necessary regulatory approvals and shareholder approvals required by law.

      No option may be granted during any suspension or after termination of the Plan. Amendment, suspension, or termination of the Plan shall not (except as otherwise provided in Section 12 hereof), without the consent of the Optionee, alter or impair any rights or obligation under any option theretofore granted.

15. TIME OF GRANTING OPTIONS

      The time an option is granted, sometimes referred to as the date of grant, shall be the day of the action of the Board of Directors (or action of the Stock Option Committee, if authorized) described in Sections 3(c) and 4(c) hereof; provided, however, that if appropriate resolutions of the Board of Directors (or the Stock Option Committee, if authorized) indicate that an option is granted as of and on some future date, the time such option is granted shall be such future date. If action by the Board of Directors (or the Stock Option Committee, if authorized) is taken by unanimous written consent of its members, the action of the Board of Directors (or the Stock Option Committee) shall be deemed to be at the time the last Board (or Stock Option Committee) member signs the consent.

16. PRIVILEGES OF STOCK OWNERSHIP, SECURITIES LAW COMPLIANCE; NOTICE OF SALE

      No Optionee shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued. No shares shall be purchased upon the exercise of any option unless and until all then applicable requirements of any regulatory agencies having jurisdiction and all applicable requirements of any exchanges upon which stock of the Bank may be listed, shall have been fully complied with. The Optionee shall give the Bank notice of any sale or disposition of any such shares not more than five (5) days after such sale or disposition.

17. EFFECTIVE DATE OF THE PLAN

      The Plan shall be deemed adopted by the Board of Directors as of March 20, 1991, and shall be effective immediately subject to approval by the shareholders of the Bank by vote of a majority of the outstanding shares represented and voting at a meeting of shareholders and by a majority of the disinterested shares represented and voting at the meeting, and the approval of the State Banking Department.

18. TERMINATION

      Unless previously terminated by the Board of Directors, the Plan shall terminate at the close of business on a date ten (10) years from the earlier of the date of approval by the Bank's outstanding shares or the date of adoption of this Plan by the Board of Directors. No options shall be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.

19. OPTION AGREEMENT

      Each option shall be evidenced by a written Stock Option Agreement executed by the Bank and the Optionee and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable and are not inconsistent with the Plan. Each Incentive Stock Option Agreement shall contain such terms and provisions as the Stock Option Committee may determine to be necessary in order to qualify such option as any incentive stock option within the meaning of
Section 422A of the Code.

20. OPTION PERIOD

      Each option and all rights or obligations thereunder shall expire on such date as the Board of Directors (or the Stock Option Committee, if authorized) may determine, but not later than ten (10) years from the date such option is granted, and shall be subject to earlier termination as provided elsewhere in the Plan.

21. EXCULPATION AND INDEMNIFICATION

      To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors or Stock Option Committee shall be liable for any action or omission of any other member of the Board of Directors or Stock Option Committee nor for any act or omission on the member's own part, except the member's own willful misconduct or gross negligence. The Board of Directors of the Bank and its subsidiary corporations shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Stock Option Committee in any action brought by a third party against such person (whether or not the Bank is joined as a party defendant) to impose a liability or penalty on such person while a director or member of the Stock Option Committee arising with respect to the Plan or administration thereof or out of membership on the Stock Option Committee or of the Bank, or all or any combination of the preceding; provided, the Board of Directors determines in good faith that such director or member was acting in good faith, within what such director or member reasonably believed to be the scope of his or her employment or authority, and for a purpose which he or she reasonably believed to be in the best interests of the Bank or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This Section does not apply to any action instituted or maintained in the right of the Bank by a shareholder or holder of a voting trust certificate representing shares of the Bank or any subsidiary corporation thereof. The provisions of this Section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or member of the Stock Option Committee, and the term "person" as used in this Section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

                       FIRST AMENDMENT TO THE PLUMAS BANK
                             1991 STOCK OPTION PLAN

This First Amendment to the Plumas Bank 1991 Stock Option Plan ("1991 Plan") was approved by the Board of Directors of Plumas Bank on November 15, 2000.

The 1991 Plan is amended as follows:

1. AMENDMENT OF SECTION 7. The third to the last sentence in Section 7 shall be amended in the entirety to read as follows:

            Payment of the option price in full, for the number of shares to be delivered, must be made in cash or subject to applicable law, with Bank common stock previously acquired by the optionee and held by the optionee for a period of at least six months.

2. AMENDMENT OF SECTION 7. A new sentence shall be added after the sentence in the aforementioned amendment to read in the entirety as follows:

            The equivalent dollar value of shares used to effect a purchase shall be the fair market value of the shares on the date of the exercise.

/s/ W. E. ELLIOTT                                        Dated November 15, 2000
-----------------
 William E. Elliott, President & C.E.O.